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                      [KPMG PEAT MARWICK LLP LETTERHEAD]


                                                              December 10, 1997


Mr. Gary C. Hanna
President
WRT Energy Corporation
1601 NW Expressway, Suite 700
Oklahoma City, Oklahoma 73118-1401


Dear Mr. Hanna:

This is to confirm that the client-auditor relationship between WRT Energy Corporation and KPMG Peat Marwick LLP has ceased.

                                                Very truly yours,

                                                /s/ KPMG PEAT MARWICK LLP


cc:  Mr. Michael H. Sutton
     Chief Accountant
     Securities and Exchange Commission